As filed with the Securities and Exchange Commission on March 6, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Contineum Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-1467257 (IRS Employer Identification No.)

3565 General Atomics Court, Suite 200 San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

Contineum Therapeutics, Inc. 2024 Equity Incentive Plan

Contineum Therapeutics, Inc. 2024 Employee Stock Purchase Plan

(Full title of the plan)

Carmine Stengone

Chief Executive Officer and President

Contineum Therapeutics, Inc.

3565 General Atomics Court, Suite 200

San Diego, CA 92121

(Name and address of agent for service)

(858) 333-5280

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Thacker
Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian, LLP
3570 Carmel Mountain Road, Suite 200
San Diego, CA 92130
(858) 436-8000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register additional securities of the same class as other securities for which a Registration Statement on Form S-8 of Contineum Therapeutics, Inc. (the “Registrant”) relating to the same employee benefit plans is effective. The Registrant previously registered shares of Class A common stock, par value $0.001 per share (“Common Stock”), for issuance under the Registrant’s 2024 Equity Incentive Plan (the “2024 Plan”) and the Registrant’s 2024 Employee Stock Purchase Plan (the “2024 ESPP”) pursuant to the Registration Statements filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2024 (File No. 333-278580) (the “Prior Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference. The Registrant is registering an additional 1,292,727 shares of Common Stock under the 2024 Plan and an additional 258,545 shares of Common Stock under the 2024 ESPP, pursuant to the provisions of each respective plan which provide for annual automatic increases in the number of shares of Common Stock reserved and available for issuance on January 1, 2025.

PART I

Information Required in the Section 10(a) Prospectus

The information specified in this Part I is omitted from this Registration Statement on Form S-8, or the Registration Statement, in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended, or the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the SEC:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 6, 2025;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) since the end of the fiscal year covered by the registrant document referred to in (a) above; and

(c)

the description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-42001), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act, on April 2, 2024, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed incorporated by reference in this Registration Statement modifies or supersedes that statement.

Item 8.   Exhibits

The following exhibits are incorporated herein by reference.

		Incorporated by Reference				Filed
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Form of Registrant’s Class A common stock certificate.	S-1/A	333-278003	4.1	04/01/2024
4.2	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-42001	3.1	04/09/2024
4.3	Amended and Restated Bylaws of the Registrant.	8-K	001-42001	3.2	04/09/2024
5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (contained on the signature page hereto).					X
99.1	2024 Equity Incentive Plan and forms of agreements thereunder.	S-1/A	333-278003	10.3	04/01/2024
99.2	2024 Employee Stock Purchase Plan.	S-1/A	333-278003	10.4	04/01/2024
107	Filing Fee Table.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on March 6, 2025.

Contineum Therapeutics, Inc.
By: /s/ Carmine Stengone
Carmine Stengone
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carmine Stengone and Peter Slover and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carmine Stengone Carmine Stengone	President, Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2025

/s/ Peter Slover Peter Slover	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 6, 2025

/s/ Evert Schimmelpennink Evert Schimmelpennink	Chairperson of the Board of Directors	March 6, 2025

/s/ Lori Lyons-Williams Lori Lyons-Williams	Director	March 6, 2025

/s/ Todd Brady Todd Brady	Director	March 6, 2025

/s/ Olivia Ware Olivia Ware	Director	March 6, 2025

/s/ Sarah Boyce Sarah Boyce	Director	March 6, 2025

/s/ Troy Ignelzi Troy Ignelzi	Director	March 6, 2025